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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 18, 2003

MARKWEST HYDROCARBON, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14841	84-1352233
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

155 Inverness Drive West, Suite 200, Englewood, CO 80112-5000
(Address of principal executive offices)

Registrant's telephone number, including area code: 303-290-8700

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        On December 18, 2003, pursuant to the terms and conditions of the Purchase and Sale Agreement dated as of November 7, 2003, MarkWest Michigan Pipeline Company, L.L.C., a wholly owned subsidiary of MarkWest Energy Partners, L.P. (the "Partnership"), the consolidated subsidiary of MarkWest Hydrocarbon, Inc. ("MarkWest Hydrocarbon"), completed the acquisition of Shell Pipeline Company, LP's and Equilon Enterprises, LLC's, dba Shell Oil Products US, Michigan Crude Gathering Pipeline (the "System" or the "Michigan Crude Pipeline acquisition") for approximately $21.2 million. As part of the acquisition, the Partnership anticipates spending approximately $2 million to upgrade facilities.

        The purchase price was financed, and the anticipated $2 million of future capital expenditures will be financed, through borrowings under the Partnership line of credit, which was amended on December 1, 2003 to increase borrowings to $140.0 million. At the conclusion of the acquisition, outstanding borrowings under the Partnership's credit facility were $122.3 million. Substantially all of the acquired assets are pledged to the banks under the credit facility.

        The System extends from production facilities near Manistee, Michigan to a storage facility near Lewiston, Michigan. The trunk line consists of approximately 150 miles of pipe. Crude oil is gathered into the System from 57 injection points, including 52 central production facilities and five truck unloading facilities, and comprises approximately 100 miles of pipe. The System also includes truck-unloading stations at Manistee, Seeley Road and Junction, and the Samaria Truck Unloading Station located in Monroe County, Michigan, near Toledo, Ohio.

        The System is a common carrier Michigan intrastate pipeline and gathers approximately 16,000 barrels per day of light crude oil from wells throughout Michigan. The oil is transported for a fee to the Lewiston, Michigan station where it is batch injected into the Enbridge Lakehead Pipeline, which then transports oil to refineries in Sarnia, Ontario, Canada. The pipeline is an alternative form of crude oil transportation to trucking.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)
Financial Statements of Businesses Acquired.

Report of Independent Auditors

To the Board of Directors of
Shell Pipeline Company L.P.

        In our opinion, the accompanying balance sheets and the related statements of income and owner's net investment and cash flows of the Michigan Crude Oil Pipeline System (the "System") present fairly, in all material respects, the financial position of the System at December 31, 2002 and 2001, and the results of its operations and its cash flows for the period February 14, 2002 through December 31, 2002, the period January 1, 2002 through February 13, 2002, and for the years ended December 31, 2001 and 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
December 12, 2003

MICHIGAN CRUDE OIL PIPELINE SYSTEM

BALANCE SHEETS

DECEMBER 31, 2002 AND 2001

	2002	2001
Assets
Current assets
Allowance oil inventory	$283,327	$803,103
Accounts receivable trade	232,542	216,342
Materials and supplies	98,380	131,811

	614,249	1,151,256
Property and equipment, net	11,141,251	2,283,353

Total assets	$11,755,500	$3,434,609

Liabilities and Owner's Net Investment
Current liabilities
Property tax payable	$221,295	$239,228

Total current liabilities	221,295	239,228
Owner's net investment	11,534,205	3,195,381

Total liabilities and owner's net investment	$11,755,500	$3,434,609

The accompanying notes are an integral part of these financial statements.

        The post-acquisition period financial statements reflect a new basis of accounting and pre-acquisition period and post-acquisition period financial statements are presented but are not comparable.

MICHIGAN CRUDE OIL PIPELINE SYSTEM

STATEMENTS OF INCOME AND OWNER'S NET INVESTMENT

			Years Ended December 31,
	February 14 - December 31, 2002	January 1 - February 13, 2002
			2001	2000
Revenue
Transportation and allowance oil revenue
Related parties	$2,700,095	$403,123	$2,965,087	$3,806,838
Others	1,677,270	223,972	2,254,889	2,040,970
Other revenue	3,675	525	23,868	4,200

Total revenue	4,381,040	627,620	5,243,844	5,852,008

Costs and expenses
General and administrative	842,892	130,175	980,244	984,129
Depreciation	553,998	30,558	261,586	270,895
Salary and wages	463,931	75,567	700,155	587,500
Maintenance	326,974	27,642	219,038	343,118
Outside services	274,142	36,406	344,544	113,713
Taxes other than taxes on income	167,158	23,507	212,776	251,632
Power and fuel	118,139	30,614	197,809	159,543
Loss on disposals	6,353	—	78,013	15,257

Total costs and expenses	2,753,587	354,469	2,994,165	2,725,787

Net income	1,627,453	273,151	2,249,679	3,126,221
Deemed distributions to parent company	(2,764,471)	(208,429)	(2,390,407)	(2,807,348)
Purchase price allocation	9,411,120	—	—	—
Owner's net investment
Beginning of year	3,260,103	3,195,381	3,336,109	3,017,236

End of year	$11,534,205	$3,260,103	$3,195,381	$3,336,109

The accompanying notes are an integral part of these financial statements.

        The post-acquisition period financial statements reflect a new basis of accounting and pre-acquisition period and post-acquisition period financial statements are presented but are not comparable.

MICHIGAN CRUDE OIL PIPELINE SYSTEM

STATEMENTS OF CASH FLOWS

			Years Ended December 31,
	February 14 - December 31, 2002	January 1 - February 13, 2002
			2001	2000
Cash flows provided by operating activities
Net income	$1,627,453	$273,151	$2,249,679	$3,126,221

Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	553,998	30,558	261,586	270,895
Loss on disposals	6,353	—	78,013	15,257
(Increase) decrease in working capital
Allowance oil inventory	455,694	64,082	(366,735)	(370,476)
Property tax payable	105,866	(123,799)	28,754	45,282
Receivables	(14,202)	(1,997)	194,555	(279,831)
Materials and supplies	29,309	4,122	7,786	—

Net cash provided by operating activities	2,764,471	246,117	2,453,638	2,807,348

Cash flows used for investing activities
Capital expenditures	—	(37,688)	(63,231)	—

Net cash used for investing activities	—	(37,688)	(63,231)	—

Cash flows used for financing activities
Deemed distributions to parent company	(2,764,471)	(208,429)	(2,390,407)	(2,807,348)

Net cash used for financing activities	(2,764,471)	(208,429)	(2,390,407)	(2,807,348)

Net increase in cash and cash equivalents	—	—	—	—
Cash and cash equivalents
Beginning of period	—	—	—	—

End of period	$—	$—	$—	$—

Nonmonetary activities
Purchase price allocation	$9,411,120	$—	$—	$—

The accompanying notes are an integral part of these financial statements.

        The post-acquisition period financial statements reflect a new basis of accounting and pre-acquisition period and post-acquisition period financial statements are presented but are not comparable.

Michigan Crude Oil Pipeline System

Notes to Financial Statements

1.     Organization and Basis of Presentation

        The accompanying financial statements present, in conformity with accounting principles generally accepted in the United States of America, the assets, liabilities, revenues and expenses of the historical operations of the transportation businesses comprised of the Michigan Crude Oil Pipeline System (the "System") owned by Shell Pipeline Company LP ("Shell Pipeline"), formerly Equilon Pipeline Company LLC. Throughout the period covered by the financial statements, Shell Pipeline owned and managed the Businesses' operations.

        Effective January 1, 1998, Shell Oil Company ("Shell Oil") and Texaco, Inc. ("Texaco") formed Equilon Enterprises LLC ("Equilon Enterprises") with 56 percent and 44 percent membership interests, respectively. Shell Pipeline is a wholly owned subsidiary of Equilon Enterprises.

        In connection with the 2002 merger of Chevron Corporation and Texaco, the Federal Trade Commission required Texaco to divest its interest in the Equilon Enterprises, and early 2002 Shell Oil acquired Texaco's 44 percent interest in Equilon Enterprises, making Shell Oil the 100 percent owner of Equilon Enterprises. The acquisition by Shell Oil was accounted for using the purchase method of accounting in accordance with generally accepted accounting principles, with Shell Pipeline allocating the purchase price paid by Shell Oil to Shell Pipeline's net assets as of the acquisition date. Accordingly, the post-acquisition financial statements reflect a new basis of accounting, and pre-acquisition period and post-acquisition period financial statements (separated by a heavy black line) are presented but are not comparable.

        The System extends from production facilities near Manistee, Michigan to a storage facility near Lewiston, Michigan. The Trunkline consists of approximately 150 miles of pipe ranging in diameter from 8" to 16". Crude is gathered into the System from 52 central production facilities and 5 truck unloading facilities for a total of 57 injection points comprised of approximately 100 miles of 3", 4" and 6" pipe. The System includes truck unloading stations at Manistee, Seeley Road, and Junction. The System also includes the Samaria Truck Unloading Station located in Monroe County, Michigan.

        The accompanying financial statements are presented on a carve-out basis to include the historical operations of the System owned by Shell Pipeline. In this context, a direct relationship existed between the carve-out operations and the operator, Shell Pipeline. Shell Pipeline's net investment in the System (owner's net investment) is shown in lieu of stockholder's equity in the financial statements. The results of operations also include allocations generally based on total payroll costs of Shell Pipeline's general corporate expenses primarily related to corporate and regional payroll costs.

        Throughout the period covered by the financial statements, Shell Pipeline has provided cash management services to the System through centralized treasury systems. As a result, all charges and cost allocations for the System were deemed to have been paid by the System to Shell Pipeline, in cash, during the period in which the cost was recorded in the financial statements. The excess cash generated by the System during the periods is reflected as deemed distributions to the parent company in the statement of cash flows.

        All of the allocations and estimates in the financial statements were based on assumptions that Shell Pipeline management believes were reasonable under the circumstances. These allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted if the System had been operated as a separate entity.

2.     Significant Accounting Policies

  Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosures of contingent assets and liabilities. Although management believes these estimates are reasonable, actual results could differ from those estimates.

  Revenue Recognition

        Revenues for the transportation of crude are recognized (1) based upon regulated tariff rates and the related transportation volumes and (2) when the delivery of crude is made to the shipper or another common carrier pipeline. Allowance oil revenue is recognized when the System receives the allowance oil volumes which are valued at current market value. Any allowance oil sold is recorded in revenue as a net amount based on the selling price less its weighted average cost. Other revenue consists of additional charges in accordance with the tariff agreement based on the viscosity of the crude.

  Property and Equipment

        Crude oil pipeline and gathering assets are carried at cost. Costs subject to depreciation are net of expected salvage values and deprecation is calculated on a straight-line basis over the estimated useful lives of the respective assets as follows:

Line pipe	20-25 years
Pump station equipment	20-25 years
Oil tanks	20-25 years
Buildings and other	5-25 years

        Acquisitions and expenditures for renewals and betterments are capitalized while maintenance and repairs which do not improve or extend asset life are expensed as incurred.

  Impairment of Long-Lived Assets

        The System has adopted Statement of Financial Standards ("SFAS") No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, effective January 1, 2002. SFAS No. 144 retains the fundamental provisions of existing generally accepted accounting principles in the United States of America ("GAAP") with respect to the recognition and measurement of long-lived asset impairment contained in SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. However, SFAS No. 144 provides new guidance intended to address certain significant implementation issues associated with SFAS No. 121, including expanded guidance with respect to appropriate cash flows to be used to determine whether recognition of any long-lived asset impairment is required, and if required how to measure the amount of the impairment. SFAS No. 144 also requires that any net assets to be disposed of by sale to be reported at the lower of carrying value or fair value less cost to sell, and expands the reporting of discontinued operations to include any component of any entity. The adoption of SFAS No. 144 did not have a material effect on the System's financial position, results of operations or liquidity.

  Accounts Receivable

        Accounts receivable are valued at historical cost less an allowance for doubtful accounts.

  Allowance Oil

        A loss allowance factor of .02%, by volume, is incorporated into crude oil tariffs to offset evaporation and other losses in transit. The net excess of allowance quantities, calculated in accordance with the tariffs, over actual losses is valued at the average market value at the time the excess occurred and the result is recorded as allowance oil revenue. Inventories of allowance oil are carried at the lower of such value (cost) or market value with cost being determined on an average-cost basis. Gains or losses on sales of allowance oil barrels are included in transportation and allowance oil revenue.

  Materials and Supplies

        Inventories of materials and supplies are carried at lower of average cost or market.

  Environmental and Other Accrued Liabilities

        The System accrues for environmental remediation and other accrued liabilities when it is probable that such liabilities exist, based on past events or known conditions, and the amount of such liability can be reasonably estimated. If the System can only estimate a range of probable liabilities, the minimum future undiscounted expenditure necessary to satisfy the System's future obligation is accrued.

  Concentration of Credit and Other Risks

        A significant portion of the System's revenues and receivables are from oil and gas companies. Although collection of these receivables could be influenced by economic factors affecting the oil and gas industry, management believes the risk of significant loss is considered remote.

        Two customers represent approximately 21% and 16% of sales, respectively, for the period ended December 31, 2002, approximately 24% and 15% of revenue, respectively, for the period ended February 13, 2002, approximately 25% and 19% of sales, respectively, for the year ended December 31, 2001, and approximately 24% and 17% of sales, respectively, for the year ended December 31, 2000.

        Development and production of crude in the service area of the pipeline are subject to among other factors, prices of crude and federal and state energy policy, none of which are within the System's control.

  Income Taxes

        The System has not historically incurred income tax expense as the System was included as part of Shell Pipeline, which, in accordance with the provisions of the Internal Revenue Code, is not subject to U.S. Federal income taxes. Rather, Shell Pipeline includes its allocated share of the System's income or loss in its own federal and state income tax returns.

3.     Property, Plant and Equipment

        Property, plant and equipment consisted of the following at December 31, 2002 and 2001:

	2002	2001
Facilities and equipment	$10,958,053	$23,128,868
Right of way	528,177	1,470,767
Land	56,666	48,758
Construction work-in-progress	57,041	63,231

	11,599,937	24,711,624
Accumulated depreciation	458,686	22,428,271

Net property, plant and equipment	$11,141,251	$2,283,353

        On February 13, 2002, Shell Oil acquired Texaco's 44% interest in Equilon Enterprises, making Shell Oil the 100% owner of Equilon Enterprises. Shell Pipeline is a wholly owned subsidiary of Equilon Enterprises. The acquisition was accounted for using the purchase method of accounting in accordance with generally accepted accounting principles. Shell Oil's property, plant and equipment including the Michigan Crude Oil Pipeline System was adjusted to estimated fair market value on February 14, 2002, and depreciated based on revised estimated remaining useful lives. The System's accumulated depreciation and amortization provision balance at February 14, 2002, was eliminated pursuant to the purchase method of accounting.

        The post-acquisition period financial statements reflect a new basis of accounting and pre-acquisition and post-acquisition period financial statements are presented but are not comparable.

4.     Related Party Transactions

        The System has entered into transactions with Shell Oil including its affiliates. Such transactions are in the ordinary course of business and include the transportation of crude oil and petroleum products.

        The aggregate amounts of such transactions for the periods ended February 13, 2002 and December 31, 2002, and for the years ended December 31, 2001 and 2000, consisted of pipeline tariff revenues totaling approximately $383,454, $2,322,026, $2,790,642 and $2,609,869, respectively.

        Certain of the System's employees participate in the Alliance Pension Plan (a defined benefit plan) and the Alliance Savings Plan (a defined contribution plan). Also, certain of the System's employees participate in Shell sponsored benefit plans that provide pensions and other postretirement benefits. A portion of these plans are unfunded, and the costs are shared by Shell Oil and its employees. The System's allocated expense related to these plans was approximately $6,360, $49,856, $74,283 and $41,990 during the periods ended February 13, 2002 and December 31, 2002, and for the years ended December 31, 2001 and 2000, respectively.

        The results of operations also include allocations of salary and wages. Such allocations totaled approximately $34,394, $237,347, $455,999 and $296,839 for the periods ended February 13, 2002 and December 31, 2002, and for the years ended December 31, 2001 and 2000, respectively.

        In addition, the results of operations also include allocations of Shell Pipeline's general corporate expenses, primarily related to corporate and regional charges amounting to approximately $100,524,

$731,085, $1,199,282 and $926,276 during the periods ended February 13, 2002, and December 31, 2002, and for the years ended December 31, 2001 and 2000, respectively.

5.     Commitments and Contingencies

        The System leases certain real property, equipment and operating facilities under contracts which generally extend beyond one year but can be cancelled at any time should they not be required for operations. Future noncancellable commitments related to these items at December 31, 2002, were not significant.

        The System is subject to possible loss contingencies including actions or claims based on environmental laws, federal regulations, and other matters.

        The System may be obligated to take remedial action as a result of the enactment of laws or the issuance of new regulations or to correct for the effects of the System's actions on the environment. The System has not accrued for any liability at December 31, 2002, 2001 or 2000, for planned environmental remediation activities. In management's opinion, this is appropriate based on existing facts and circumstances.

6.     Subsequent Event

        On December 1, 2003, Shell Pipeline entered into a purchase and sale agreement with Markwest Energy Partners L.P. Markwest Energy Partners GP, L.L.C. serves as the general partner for Markwest Energy Partners, L.P. The sales price is approximately $21,155,000 in cash, excluding direct acquisition and other costs. The sale excludes branding rights, trademarks and other similar property. The sale is expected to close by December 31, 2003.

(b)
Pro Forma Financial Information.

        The following are the unaudited pro forma financial statements as of September 30, 2003, for the nine months ended September 30, 2003 and for the year ended December 31, 2002.

        The unaudited pro forma consolidated balance sheet as of September 30, 2003 reflects the following transactions as if such transactions occurred as of September 30, 2003. The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2003, and the year ended December 31, 2002, reflects the following transactions as if such transactions occurred as of January 1, 2002:

  •
  The Michigan Crude Pipeline acquisition, which closed December 18, 2003, for consideration of $21.2 million, plus $0.3 million in estimated transaction costs, and

  •
  Borrowings of $21.5 million under our credit facility to finance the Michigan Crude Oil Pipeline System acquisition.

        Adjustments for these transactions are presented in the notes to the unaudited pro forma financial statements. The unaudited pro forma financial statements and accompanying notes should be read in conjunction with the historical financial statements included in MarkWest Hydrocarbon's previous filings with the Securities and Exchange Commission and the audited Michigan Crude Oil Pipeline System financial statements included herein.

        The information presented under the heading "Michigan Crude Pipeline" represent the financial statements of the Michigan Crude Oil Pipeline System. In this case, there were no material items, other than working capital, that were excluded from the acquisition and, accordingly, we have not further adjusted the historical results of operations for the Michigan Crude Oil Pipeline System.

        The pro forma balance sheet and the pro forma statements of operations were derived by adjusting the historical financial statements of MarkWest Hydrocarbon, Inc. The adjustments are based on currently available information and, therefore, the actual adjustments may differ from the pro forma adjustments. However, management believes that the adjustments provide a reasonable basis for presenting the significant effects of the transactions described above. The unaudited pro forma financial statements do not purport to present our financial position or results of operations had the acquisition or the other transactions actually been completed as of the dates indicated. Moreover, the statements do not project our financial position or results of operations for any future date or period.

        As of September 30, 2003, MarkWest Hydrocarbon reflected oil and gas operations as discontinued. In accordance with Regulation S-X, Article 11, the historical statement of operations used in the pro forma financial information shall not report operations of a segment that has been discontinued. Consequently, the Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2003 does not reflect any results from oil and gas operations.

MARKWEST HYDROCARBON, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

September 30, 2003

(in thousands)

	MarkWest Hydrocarbon, Inc.	Michigan Crude Pipeline	Pro Forma Adjustments		Pro Forma As Adjusted
ASSETS
Current assets:
Cash and cash equivalents	$7,580	$—	$—		$7,580
Receivables, net	13,695	312	(312	)(A)	13,695
Inventories	6,553	633	(633	)(A)	6,553
Prepaid replacement natural gas	3,566				3,566
Other assets	2,314	68	(68	)(A)	2,314
Assets held for sale	5,046				5,046

Total current assets	38,754	1,013	(1,013)		38,754
Property, plant and equipment, net	131,041	10,614	10,871	(B)	152,526
Other assets	1,818				1,818
Assets held for sale	116,131				116,131

Total assets	$287,744	$11,627	$9,858		$309,229

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$19,746	$225	$(225	)(A)	$19,746
Accrued liabilities	15,438				15,438
Risk management liability	4,396				4,396
Liabilities held for sale	14,334				14,334

Total current liabilities	53,914	225	(225)		53,914
Deferred income taxes	4,015				4,015
Long-term debt	63,300		21,485	(B)	84,785
Risk management liability	375				375
Other long-term liabilities	46				46
Minority interest in consolidated subsidiary	53,987				53,987
Liabilities held for sale	49,678				49,678
Commitment and contingencies
Stockholders' equity:
Preferred stock	—				—
Common stock/members' equity	95	11,402	(11,402	)(A)	95
Additional paid-in capital	49,214				49,214
Retained earnings	15,582				15,582
Accumulated other comprehensive loss, net of tax	(1,920)				(1,920)
Treasury stock	(542)				(542)

Total stockholders' equity	62,429	11,402	(11,402)		62,429

Total liabilities and stockholders' equity	$287,744	$11,627	$9,858		$309,229

The accompanying notes are an integral part of these financial statements.

MARKWEST HYDROCARBON, INC.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

Nine Months Ended September 30, 2003

(in thousands, except per share data)

	MarkWest Hydrocarbon, Inc.	Michigan Crude Pipeline	Pro Forma Adjustments		Pro Forma As Adjusted
Revenue	$146,767	$3,310	$—		$150,077
Operating expenses:
Purchased product costs	134,881				134,881
Facility expenses	14,381	1,401			15,782
Selling, general and administrative	9,064	733			9,797
Depreciation and amortization	5,791	469	336	(C)	6,596
Loss on sale of terminals	55				55

Total operating expenses	164,172	2,603	336		167,111
Income (loss) from operations	(17,405)	707	(336)		(17,034)
Other income (expense):
Interest expense, net	(4,176)		(624	)(D)	(4,800)
Gain on sale to related party	188				188
Minority interest in net income of consolidated subsidiary	(3,342)				(3,342)
Other income	15				15

Total other expense	(7,315)	—	(624)		(7,939)
Income (loss) from continuing operations before income taxes	(24,720)	707	(960)		(24,973)
Benefit for income taxes	(9,058)		(93	)(E)	(9,151)

Income (loss) from continuing operations	$(15,662)	$707	$(867)		$(15,822)

Basic loss from continuing operations per share of common stock	$(1.67)				$(1.69)

Loss from continuing operations per share assuming dilution	$(1.67)				$(1.69)

Weighted average number of outstanding shares of common stock:
Basic	9,364				9,364

Diluted	9,380				9,380

The accompanying notes are an integral part of these financial statements.

MARKWEST HYDROCARBON, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2002

(in thousands, except per share data)

	MarkWest Hydrocarbon, Inc.	Michigan Crude Pipeline	Pro Forma Adjustments		Pro Forma As Adjusted
Revenue:
Gathering, processing and marketing revenue	$154,338	$5,009	$—		$159,347
Exploration and production revenue	32,923				32,923

Total revenue	187,261	5,009			192,270
Operating expenses:
Purchased product costs	127,526				127,526
Facility expenses	16,257	1,550			17,807
Lease operating	7,912				7,912
Transportation costs	1,680				1,680
Production taxes	2,044				2,044
Selling, general and administrative expenses	11,885	973			12,858
Depreciation and depletion	21,388	585	489	(C)	22,462

Total operating expenses	188,692	3,108	489		192,289
Income (loss) from operations	(1,431)	1,901	(489)		(19)
Other income (expense):
Interest expense, net	(3,775)		(769	)(D)	(4,544)
Write-down of deferred financing costs	(2,977)				(2,977)
Gain on sale of non-operating assets	5,454				5,454
Gain on sale of non-operating assets to a related party	141				141
Minority interest in net income of consolidated subsidiary	(1,947)				(1,947)
Other expense, net	(73)				(73)

Total other expense	(3,177)	—	(769)		(3,946)
Income (loss) before income taxes	(4,608)	1,901	(1,258)		(3,965)
Provision (benefit) for income taxes	(1,812)		253	(E)	(1,559)

Net income (loss)	$(2,796)	$1,901	$(1,511)		$(2,406)

Basic loss per share of common stock	$(0.33)				$(0.28)

Loss per common share assuming dilution	$(0.33)				$(0.28)

Weighted average number of outstanding shares of common stock:
Basic	8,500				8,500

Assuming dilution	8,513				8,513

The accompanying notes are an integral part of these financial statements.

MARKWEST HYDROCARBON, INC.

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Pro Forma Adjustments

        (A)  Reflects the elimination of the Michigan Crude Pipeline assets, liabilities and equity that we did not acquire.

        (B)  Reflects the acquisition and the related financing (all cash consideration and direct acquisition costs were financed by borrowings under the credit facility) of the Michigan Crude Pipeline assets. The consideration paid and the purchase price allocation for the acquisition are as follows (in thousands):

Acquisition costs:
Cash consideration	$21,155
Direct acquisition costs	330

Total	$21,485

Allocation of acquisition costs:
Property and equipment	$21,485
Book value of property and equipment acquired	(10,614)

Adjustment	$10,871

          This acquisition was accounted for as a purchase in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations.

        (C)  Reflects the pro forma adjustment to the Michigan Crude Pipeline depreciation expense, as follows:

	Nine Months Ended September 30, 2003	Year Ended December 31, 2002
	(in thousands)
Eliminate historical depreciation expense	$(469)	$(585)
Pro forma depreciation expense(1)	805	1,074

Pro forma adjustment to depreciation expense	$336	$489

(1)
Pro forma depreciation is based on the lesser of the term of the associated long-term contract or estimated reserves supporting our asset or the asset's useful life, which is twenty years for property and equipment.

        (D)  The pro forma adjustment to interest expense is calculated as follows:

	Nine Months Ended September 30, 2003	Year Ended December 31, 2002
	(in thousands)
Partnership bank debt ($21.5 million in additional principal) at assumed rates of 3.87% and 3.58%, respectively(1)	$624	$769

(1)
The Partnership incurred bank debt of $21.2 million in connection with the Michigan Crude Pipeline acquisition, plus $0.3 million to pay aggregate transaction costs related to this acquisition.

        (E)  The income tax provision (benefit) generated from the aggregate effects of the Michigan Crude Pipeline results of operations and the associated pro forma adjustments.

Loss Per Share

        Pro forma basic and dilutive loss per share are computed by dividing the pro forma loss from continuing operations for the nine months ended September 30, 2003, and the net loss for the year ended December 31, 2002, by the weighted average number of shares outstanding during the period. Common stock equivalents are not considered in the computation, as their effect would be anti-dilutive.

(c)
Exhibits.

Exhibit No.	Description of Exhibit
2.1	Purchase and Sale Agreement, dated as of November 7, 2003, by and between Shell Pipeline Company, LP and Equilon Enterprises LLC, dba Shell Oil Products US, and MarkWest Michigan Pipeline Company, L.L.C.(1)
10.1
Amended and Restated Credit Agreement dated as of December 1, 2003 among MarkWest Energy Operating Company, L.L.C., as Borrower, MarkWest Energy Partners, L.P., as Guarantor, Royal Bank of Canada, as Administrative Agent, Bank One, NA, as Syndication Agent, Fortis Capital Corp., as Documentation Agent, to the $140,000,000 Senior Credit Facility.(2)

(1)
Previously incorporated by reference to the Current Report on Form 8-K of MarkWest Energy Partners, L.P., filed with the Commission on December 31, 2003.

(2)
Incorporated by reference to the Current Report on Form 8-K of MarkWest Energy Partners, L.P., filed with the Commission on December 16, 2003.

SIGNATURE

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST HYDROCARBON, INC. (Registrant)
Date: January 2, 2004	By:	/s/ DONALD C. HEPPERMANN Donald C. Heppermann, Senior Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1	Purchase and Sale Agreement, dated as of November 7, 2003, by and between Shell Pipeline Company, LP and Equilon Enterprises LLC, dba Shell Oil Products US, and MarkWest Michigan Pipeline Company, L.L.C.(1)
10.1
Amended and Restated Credit Agreement dated as of December 1, 2003 among MarkWest Energy Operating Company, L.L.C., as Borrower, MarkWest Energy Partners, L.P., as Guarantor, Royal Bank of Canada, as Administrative Agent, Bank One, NA, as Syndication Agent, Fortis Capital Corp., as Documentation Agent, to the $140,000,000 Senior Credit Facility.(2)

(1)
Previously incorporated by reference to the Current Report on Form 8-K of MarkWest Energy Partners, L.P., filed with the Commission on December 31, 2003.

(2)
Incorporated by reference to the Current Report on Form 8-K of MarkWest Energy Partners, L.P., filed with the Commission on December 16, 2003.

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  ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
Report of Independent Auditors
MICHIGAN CRUDE OIL PIPELINE SYSTEM BALANCE SHEETS DECEMBER 31, 2002 AND 2001
MICHIGAN CRUDE OIL PIPELINE SYSTEM STATEMENTS OF INCOME AND OWNER'S NET INVESTMENT
MICHIGAN CRUDE OIL PIPELINE SYSTEM STATEMENTS OF CASH FLOWS
Michigan Crude Oil Pipeline System Notes to Financial Statements
MARKWEST HYDROCARBON, INC. UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET September 30, 2003 (in thousands)
MARKWEST HYDROCARBON, INC. UNAUDITED PRO FORMA STATEMENT OF OPERATIONS Nine Months Ended September 30, 2003 (in thousands, except per share data)
MARKWEST HYDROCARBON, INC. UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS Year Ended December 31, 2002 (in thousands, except per share data)
MARKWEST HYDROCARBON, INC. NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
SIGNATURE
EXHIBIT INDEX